Exhibit 10.37

AMENDMENT NO. 2

TO

FIRST LIEN CREDIT AGREEMENT

This AMENDMENT NO. 2 TO FIRST LIEN CREDIT AGREEMENT, dated as of February 7, 2012 (this “Amendment”), is entered into among CANNERY CASINO RESORTS, LLC, a Nevada limited liability company (“CCR” or “Borrower”), WASHINGTON TROTTING ASSOCIATION, INC., a Delaware corporation (“WTA” and, collectively with CCR, the “Borrowers”), each Lender (as defined below) party hereto, and BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and amends the FIRST LIEN CREDIT AGREEMENT, dated as of May 18, 2007 (as amended by that certain Amendment No. 1 to First Lien Credit Agreement, dated as of March 3, 2010, the “Credit Agreement”), among the Borrowers, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Syndication Agent and CIT LENDING SERVICES CORPORATION, COMMERZBANK AG, LOS ANGELES BRANCH and NEVADA STATE BANK, as Co-Documentation Agents.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.  Merrill Lynch, Pierce, Fenner & Smith Incorporated is the sole arranger (in such capacity, the “Arranger”) and book running manager for this Amendment.

WHEREAS, the Borrowers, the Administrative Agent and the undersigned Lenders, constituting the Required Lenders, wish to amend the Credit Agreement to effect the changes described below; and

WHEREAS, Section 10.01 of the Credit Agreement permits the Credit Agreement to be amended from time to time.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                                          Amendments to Credit Agreement.  As of the Amendment No. 2 Effective Date (as defined below), the Credit Agreement shall be amended as follows:

(a)                                 Section 1.01 of the Credit Agreement is hereby amended by restating clause (b) of the definition of “Maturity Date” in its entirety as follows:

“(b) in the case of the Revolving Loans, February 18, 2013;”

(b)                                 Section 1.01 of the Credit Agreement is hereby amended by restating clause (g) of the definition of “Excess Cash Flow” in its entirety as follows:

“(g) any decrease (or minus any increase) in CCR’s consolidated working capital during that period (but excluding (i) any change in the current portion of Consolidated Total Indebtedness and (ii) amounts related to current or deferred Taxes based on income or profits), minus”

Section 2.                                          Representations and Warranties.  On and as of the Amendment No. 2 Effective Date, after giving effect to this Amendment, each Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a)                                 this Amendment has been duly authorized, executed and delivered by each Borrower and constitutes the legal, valid and binding obligations of each Borrower enforceable against each Borrower in accordance with its terms and the Credit Agreement as amended by this Amendment and constitutes the legal, valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms;

(b)                                 each of the representations and warranties contained in Article V (Representations and Warranties) of the Credit Agreement and each other Loan Document is true and correct in all material respects on and as of the Amendment No. 2 Effective Date, as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby;

(c)                                  no Default or Event of Default has occurred and is continuing; and

(d)                                 after giving effect to this Amendment, neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment:

(i)                                     impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or

(ii)                                  requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens other than the actions required by Section 5 of this Amendment.

Section 3.                                          Affirmation of Obligations.  Each Borrower hereby (i) expressly acknowledges the terms of this Amendment, (ii) ratifies and confirms its obligations under the Loan Documents (including guarantees and security agreements) executed by it and (iii) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.

Section 4.                                          Conditions to Effectiveness.  This Amendment shall become effective as of the date when each of the following conditions is satisfied (the “Amendment No. 2 Effective Date”):

(a)                                 the Administrative Agent (or its counsel) shall have received from the Required Lenders, each Revolving Lender, the L/C Issuer, the Swing Line Lender, the Borrowers and each of the other parties hereto, a counterpart of this Amendment signed on behalf of such party;

(b)                                 the Arranger shall have received payment of the fees and expenses (including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP) set forth in that certain letter agreement, dated as of October 31, 2011, between the Borrowers and Merrill Lynch, Pierce, Fenner & Smith Incorporated;

(c)                                  the Administrative Agent shall have received (i) payment of a consent fee on behalf of each Revolving Lender consenting to this Amendment in an amount equal to 0.075% of the Revolving Commitments (whether utilized or unutilized) held by such Revolving Lender immediately prior to giving effect to this Amendment and (ii) payment of a consent fee on behalf of each Term Loan Lender consenting to this Amendment in an amount equal to 0.05% of the aggregate amount of Term Loans held by such Term Loan Lender immediately prior to giving effect to this Amendment;

(d)                                 all corporate or other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be reasonably satisfactory in form and substance to the Administrative Agent and the Administrative Agent shall have received certified true and complete copies of the charter and by-laws and all amendments thereto (or equivalent documents) of each Borrower and of all corporate or other authority for each Borrower (including board of directors (or the functional equivalent thereof) resolutions with respect to the execution, delivery and performance of this Amendment and each other document to be delivered by each Borrower from time to time in connection herewith), certified as of the Amendment No. 2 Effective Date as complete and correct copies thereof by the Secretary or Assistant Secretary of each Borrower;

(e)                                  the representations and warranties in Section 2 of this Amendment shall be true and correct and the Administrative Agent shall have received an Officer’s Certificate of the Borrowers, dated the Amendment No. 2 Effective Date, certifying to the effect set forth in Sections 2(b) and 2(c) of this Amendment;

(f)                                   the Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Borrower and the applicable Loan Party relating thereto) and, if any such Mortgaged Property is located in a special flood hazard area, evidence of flood insurance to the extent required pursuant to Section 6.07 of the Credit Agreement (it being understood and agreed that the Administrative Agent is satisfied that this condition has been met); and

(g)                                  the Borrowers and the Administrative Agent shall be satisfied that all approvals required for this Amendment from any applicable Gaming Board shall have been received (it being understood and agreed that the Administrative Agent is satisfied that this condition has been met).

Upon satisfaction of the conditions precedent set forth above, the Administrative Agent shall promptly notify the Borrowers and the Lenders of its determination that this Amendment has become effective, which determination shall, absent manifest error, be conclusive and binding on the Borrowers and the Lenders for all purposes.

Section 5.                                          Real Estate Matters.  With respect to each Mortgaged Property, Borrowers shall cause to be delivered, or shall cause the applicable Loan Party to cause to be delivered, to the Administrative Agent, on behalf of the Secured Parties, the following:

(a)                                 with respect to each Mortgaged Property, (i) title searches demonstrating that such Mortgaged Property is free and clear of all Liens except those Liens permitted by the Mortgage and (ii) a Responsible Officer’s Certificate in respect of each Mortgaged Property in substantially the form delivered in connection with Amendment No. 1 to First Lien Credit Agreement with such changes as may be mutually agreed between the Borrowers and the Administrative Agent;

(b)                                 with respect to each Mortgage, an amendment (the “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Administrative Agent; and

(c)                                  to the extent reasonably requested by the Administrative Agent, with respect to each Mortgage Amendment, opinions of local counsel to the Loan Parties, which opinions (x) shall be addressed to Administrative Agent and each of the Lenders, (y) shall cover the enforceability of the respective Mortgage as amended by the Mortgage Amendment, and (z) shall be in form and substance reasonably satisfactory to the Administrative Agent.

The Borrowers shall deliver or cause to be delivered each of the documents and instruments required pursuant to this Section 5 within ninety (90) days after the Amendment No. 2 Effective Date, unless extended by the Administrative Agent in its sole discretion.

Section 6.                                          Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.                                          Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8.                                          Headings.  Section headings herein and in the Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Amendment or any Loan Document.

Section 9.                                          Effect of Amendment.  On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.  The Credit Agreement and each of the other Loan Documents, as supplemented by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  By executing and delivering a copy hereof, each applicable Loan Party hereby agrees and confirms that all Loans and Obligations shall be guaranteed and secured pursuant to the Loan Documents as provided therein.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CANNERY CASINO RESORTS, LLC,
a Nevada limited liability company,
as Borrower

By:	/s/ William Paulos
Name: William Paulos
Title: Managing Member

WASHINGTON TROTTING ASSOCIATION, INC.,
a Delaware corporation,
as Borrower

By:	/s/ William Paulos
Name: William Paulos
Title: President

[Amendment No. 2 to First Lien Credit Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender, L/C Issuer and Lender

By:	/s/ Justin Lien
Name: Justin Lien
Title: Director

[Amendment No. 2 to First Lien Credit Agreement]